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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) June 19, 2007
LODGENET ENTERTAINMENT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22334	46-0371161

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 West Innovation Street, Sioux Falls, SD		57107

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code      (605) 988-1000
n/a

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     LodgeNet Entertainment Corporation (“LodgeNet”) today issued a press release to provide investors an update on its recent acquisitions of StayOnline and On Command, as well as provide financial guidance through 2008. A copy of the press release is furnished as Exhibit 99.1 hereto.
     LodgeNet will host a conference call on Tuesday, June 19, 2007 at 9:00 am Eastern Time. A live webcast of the teleconference will also be available via the Internet at the InterCall website http://audioevent.mshow.com/333645/. The webcast will be archived at that site for one month and can be accessed via LodgeNet’s website at www.lodgenet.com. Additionally, LodgeNet has posted slides at its website under the Investor Relations, Company Presentation section, which will be referenced during the conference call. These slides are furnished as Exhibit 99.2 hereto.
     The information in Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
     99.1 Press Release (furnished)
     99.2 PowerPoint Slides (furnished)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2007	By	/s/ James G. Naro

James G. Naro
	Its	Senior Vice President, General Counsel, Secretary and Chief Compliance Officer